EXHIBIT 99.1

Company Name: Worthington Enterprises, Inc. (WOR)

Event: CG 45th Annual Growth Conference

Date: August 12, 2025

<<Brian McNamara, Analyst, Canaccord Genuity>>

Thank you, everyone for attending CG’s 45th Annual Growth Conference. Obviously, conferences like these are non-existent without investors like yourselves and obviously great management teams like we have here with Worthington. So I’m Brian McNamara, one of Canaccord’s analysts in the consumer/industrial space. We are delighted to have Worthington Enterprises here and a host CEO, Joe Hayek; CFO, Colin Souza; and Marcus Rogier, Investor Relations. So thanks very much for joining us guys.

<<Joseph B. Hayek, President and Chief Executive Officer>>

Thanks for having us.

<<Brian McNamara, Analyst, Canaccord Genuity>>

So Joe, let’s start at a high level as I consider Worthington kind of a well kept secret since you guys separated from your steel business nearly two years ago. Can you give us a rationale for that separation and kind of a high level overview of your stock of your company?

<<Joseph B. Hayek, President and Chief Executive Officer>>

Sure. And I think maybe the way I would answer that, Brian is in reverse. And so today, Worthington, when we think about ourselves is that we elevate spaces and experiences that people have with leading building and consumer products. And what that really means is where we show up is in a building in a room with the grid ceiling over your head, or we show up in that building behind the wall with steel framing studs.

We probably had something to do with keeping that room cool through our refrigerant cylinders. We probably potentially not a building like this, but in a house, we had something to do with keeping that building warm or providing the cooking fuel based on our propane tank business. And then we have tools along the way.

And so where that manifests itself for us is post separation, which was December 2023, the things that we are most proud of and most excited about are really probably three things. One is our culture. We’re a 70-year old company, but we’re only 18, 20 months into our journey as Worthington Enterprises. So we think of ourselves as a 70-year old startup, and we have a people first performance based culture. There are profit sharing incentives for every single person in our company.

But I’ve been at Worthington for 12 years. Colin’s been at Worthington for 15. And Marcus has been at Worthington for 20 years. And so we tend to, in part because of our culture, attract and retain people for a long time. And it goes without saying that somebody that’s been in their job for five years is better than somebody that’s been in their job for 5 minutes or for 5 months. And so we have a great culture. We have and seek out leadership in niche markets. We don’t want to be in markets that are $50 billion where we’re number 100 on the depth chart. We’d rather be in niche markets where we can have a leading market share or one, two or three market share, but not be competing with 50 other folks.

Because our business system, which is really our growth engine, it consists of transformation, which is continuous improvement and lean manufacturing, doing better every day. And then new product development, NPD, places where we can understand new products that might make sense to launch or extensions of products we already have. And then targeted M&A that, that we talked about a little bit. That growth orientation, that business system is really tailor made for niche markets where you have market leadership.

So we’re super excited about what we have in front of us. Again, we think of ourselves as a 70-year old start up, but we’ve got a ton to be proud of and a lot to look forward to. And the reason that we ultimately decided to separate the businesses was that the Board concluded that the businesses, steel processing, which was our old sister business, it’s now Worthington Steel, and Worthington Enterprises were big enough and successful enough to thrive on their own.

And when we looked at the capital allocation, capital intensity of both businesses, the steel processing business just needs more capital than our business does. And so to enable them to chase their sort of dreams in terms of a strategy and allocate capital appropriately and for us to do the same thing, that was a big impetus for the reason it made sense to spin, and so far, so good. We’ve been at it for almost two years, but we have a long way to go. And we know that we have lots of opportunities that we have to be disciplined about, but also execute very well in. But we’re pretty excited about the future as well.

<<Brian McNamara, Analyst, Canaccord Genuity>>

So how have your consumer and building products businesses been impacted by the pandemic and its aftermath and kind of where do they stand today?

<<Joseph B. Hayek, President and Chief Executive Officer>>

Do you want to take it?

<<Colin Souza, Vice President & Chief Financial Officer>>

Yeah. So a lot of our businesses, we had a COVID run up or benefit during COVID as people were just in their homes for longer periods of time doing repair and remodel projects on their homes, and then spending more time outdoors, which our products benefit from as well. So definitely a

COVID run up and then a COVID hangover, and that’s really worked its way through in through 2024 and demand patterns have stabilized and normalized.

And during that time, we really used it to really invest in our businesses and streamline, capture efficiencies where we can and really optimize our – across our portfolio and that’s where we’ve had some good momentum. We’ve seen year-over-year improvement from 2024 to 2025 now and have good momentum heading into our new fiscal year 2026.

<<Brian McNamara, Analyst, Canaccord Genuity>>

So let’s drill down on your JVs, namely WAVE and ClarkDietrich. If I’m an investor looking at the investment merits of building a position in Worthington stock, why are they important?

<<Joseph B. Hayek, President and Chief Executive Officer>>

Well, they’re both great businesses and they play a really important piece. I mentioned when you look up and you see the grid ceiling, that’s WAVE. And when you look behind the walls and you might see steel framing studs, that’s ClarkDietrich. And so they’re both great businesses. They’re both unconsolidated JVs for us. And so we own 50% of WAVE, our joint venture partner is Armstrong, AWI. And then with ClarkDietrich, we own 25% and 75% is owned by Marubeni‑Itochu Steel America.

And so, for us, we get two things. We’ve got a great relationship with the companies and our JV partners in both of those JVs, we learn from each other, we share best practices, we share talent back and forth. People from Worthington go to WAVE or ClarkDietrich and come back or vice versa. We’ve seeded those companies with folks operationally and on the commercial side. That’s gone very well.

But it also represents another entree into the building envelope. And so we have even more chops in the things in buildings that you can’t see. And so we just acquired a company that’s got in the HVAC componentry spaces that’s related to things that happen over that acoustical grid ceiling. And it goes without saying, and I think it’s pretty important, that represents a fair amount of free cash flow for us. I think WAVE last year was over $100 million and ClarkDietrich was around $40 million. And so that for us is capital that comes in, because it’s not consolidated. It comes into us as equity income that we can redeploy and use to acquire companies, build our own company, pay dividends or buy back stock.

<<Brian McNamara, Analyst, Canaccord Genuity>>

Does WAVE benefit significantly from this data center boom we’re seeing or anything else structurally?

<<Colin Souza, Vice President & Chief Financial Officer>>

They are benefiting from it and we’re benefiting from it across a number of areas in our portfolio, WAVE, but in addition to that, ClarkDietrich is also benefiting from some of the growth there.

Our water business, AMTROL benefits from that in the plumbing space. And then our recently acquired business that Joe mentioned, Elgen Manufacturing plays in that space a little bit and is benefiting. WAVE in particular, they have some products that serve that market. It’s a small but very fast growing area for them. They serve it through their structural ceiling grid products, which are kind of stronger reinforcements to hold cables, trays and panels.

And then they did a small acquisition last year, business called DCR in New York, which is really providing them expansion in the aisle containment solution area. So, small but growing area for WAVE benefiting across a number of other businesses in our portfolio. And then WAVE also benefits just from growth in not just data centers, but healthcare is an area that’s growing for them, education, transportation and those are other areas that they’re benefiting from here recently.

<<Brian McNamara, Analyst, Canaccord Genuity>>

Maybe give us a high level overview of your consumer business, kind of key brands and growth drivers there.

<<Colin Souza, Vice President & Chief Financial Officer>>

Sure. So consumer business, it’s really three segments there, tools, outdoor living and celebrations. And there’s a number of brands within that portfolio there. The bigger ones are the Coleman camping cylinder brand, the Bernzomatic plumber’s torch brand, and then the Balloon Time celebrations brand. So those businesses are going to ebb and flow based on consumer spend. And we’ve mentioned, the demand there is really keeping up with POS activity. We don’t sense any overstocking or destocking at the moment there. But things are – that team’s really focused on how can we optimize margins and cost to maintain and then introduce new products where we can through innovation, like our Balloon Time mini product that we’ve launched recently.

<<Brian McNamara, Analyst, Canaccord Genuity>>

So both of you have been at the company for a long time, 12 and 15 years, but you’ve been in your current seats for a little under a year now. I guess, how has what you’ve experienced in your new roles differed from your expectations before you took the seat? We’ll start with Joe.

<<Joseph B. Hayek, President and Chief Executive Officer>>

It’s a great question. I think for us, I mean, I view it a little more maybe sort of institutionally rather than personally. I mean this – obviously it’s not about me, it’s about the company. But when we separated from our sister company, the steel processing business, we went from being almost $5 billion company, depending on where steel prices were to a $1.2 billion company. And there are certain mindsets that you might have if you are part of a $5 billion company that’s a little cyclical and tied to steel prices versus being 24% that size. And so we kind of established in our mind which was kind of an order of operations as to what we wanted to do.

And it was – we think about it as reset, optimize and grow. And when I say reset, for 40 years when we were founded 70 years ago, for the first 40 years of our existence, we were a founder led business. And there are a lot of really cool attributes of founder led businesses. First and foremost is you have this insurgent mission, because you started a business and you saw an opportunity or you saw a problem that you’re solving and you’re completely committed to that mission. And so there’s this shared sense of purpose. But then eventually, you become an incumbent and you become maybe a little, I mean, complacent is the wrong word, but you become used to doing things because you did them yesterday as opposed to, because it was this aha moment that you had.

And so we really wanted to get people thinking more like a startup and to get people thinking more like what is our mission and what are we trying to accomplish and really prioritizing the front lines of what it is that we do, which is taking care of our customers and then taking care of the 90% of the people that work for Worthington that don’t come to work in our office, they come to work in one of our facilities. And people have been amazing, people have been great. Our teams have embraced that mission.

They’re thinking differently, they’re thinking more like a startup. And so as we optimize our businesses, we’ve talked about automation, we’ve talked about AI throughout, we’ve talked about initiatives like 80-20, which is really trying to get through and leverage transformation and then grow. We saw a return to growth in Q4 and we’ve seen some growth and we’re growing through acquisitions. So when we frame it, reset, optimize, grow. I would say, so far so good and people have really responded and we’re kind of speaking with one voice even though we have lots of different things that we need to do every day. And it’s been a ton of fun, couldn’t be happier with the way the team’s performing right now.

<<Brian McNamara, Analyst, Canaccord Genuity>>

Anything to add, Colin?

<<Colin Souza, Vice President & Chief Financial Officer>>

No, just more of the same. I think it’s people are really embracing it. It’s optimizing areas where we spend our time really embracing, thinking differently. How can we leverage technology and what we’re doing as an example, and there is that energy within the team that is in a lot of ways we’re almost two years post separation, but we feel like the journey is just getting started and we’re really excited for the path ahead.

<<Brian McNamara, Analyst, Canaccord Genuity>>

Great. So I’m going to front run a question we’re asking all consumer focused companies at this conference because I think it impacts you disproportionately. So tariffs have obviously taken up a lot of investor focus, but we haven’t really seen huge broad based price increases on the shelf across consumer quite yet. So do you expect overall tariffs to be a net positive or a net negative to your businesses?

<<Joseph B. Hayek, President and Chief Executive Officer>>

So about 80% of what we sell is sourced, produced, and I mean manufactured and sold in the states. Another 12%, 13% looks like that, only it’s in Europe and gets sold into Europe and the

Middle East. So we have 7% of our business where we design the product, have it manufactured for us, bring it into the states and then sell it. That part of our business which is in our tools business is impacted by tariffs. And there’s a lot to sort out. There’s – it seems to change every day, so when you get some certainty there, I think people will be able to do the right things for their business, whether it’s us or somebody else.

But getting beyond that, in the 80% of our business that is sourced, produced and sold domestically, we feel like we’re on balance. That’s at worst a neutral for us. And in a lot of cases it’s a benefit for us because in some cases we’re the primary domestic manufacturer of the products that we make. And so having a level playing field, somebody in Asia, their value proposition is going to be price. And our value proposition, which is innovation, quality, being easy to do business with, having a tight supply chain, sometimes those matter enough to offset something that’s cheaper. Sometimes people make different decisions. And so having a bit more of a level playing field, we think on balance, all those things being considered is a net positive for us.

<<Brian McNamara, Analyst, Canaccord Genuity>>

Are you guys seeing anything in the marketplace in terms of pricing, whether it be maybe some competitors that are more exposed to those tariffs?

<<Joseph B. Hayek, President and Chief Executive Officer>>

I mean, it’s hard thus far just because there have been ebbs and flows and fits and starts. This is an aside. I don’t know anything about this personally, but it seems like automotive has been the hardest hit from tariffs thus far because it was so immediate and it was Canada and Mexico centric. But the offshore tariffs have been on again. They’ve had pauses, they’ve been deals there. But there was that 90-day pause from China that got announced yesterday. So we’ve clearly seen some of that. But it’s not as though it’s manifested itself in 50% price increases on shelf. Yeah, it doesn’t mean it won’t happen, but we haven’t seen that yet.

<<Brian McNamara, Analyst, Canaccord Genuity>>

So your 6% to 8% kind of long-term top line ambition in terms of growth, which could come from both organic and inorganic. It appears ambitious, at least in the current macro backdrop. Assuming M&A will naturally be lumpy, what drives kind of that 3% to 4% organic growth annually?

<<Colin Souza, Vice President & Chief Financial Officer>>

Yeah. So that’s going to be, Joe touched on it earlier. We’re leaders in these niche areas of consumer and building products and we’re very important to our customers in those smaller niche areas. And so we’re going to benefit from general market growth in those categories. We’re going to take some market share where we can, but then also as we launch innovative products, that’s a key part of our business system: innovation. And we’ve been doing that over the past, demonstrating a track record there over the past couple quarters with some of the products I mentioned earlier, the Balloon Time mini tank or on the building product side, products like SureSense. And that’s going to really enable some incremental growth for us that we’re going to make sure we’re deploying the teams to focus on. And then from a commercial standpoint too, we’ll look to also enhance that growth rate.

<<Brian McNamara, Analyst, Canaccord Genuity>>

So the company has been acquisitive since the separation. What are you looking for in terms of targets and how does the M&A environment look today? We’ve heard from other companies that’s been relatively dormant given the tariffs and the overall uncertainty.

<<Joseph B. Hayek, President and Chief Executive Officer>>

Certainly wouldn’t disagree with that description of the market. In 2024, late 2024, people thought that 2025 would be the year that the logjam broke and there’d be lots of M&A activity, that didn’t happen. 2025 heading into 2026 people thought that was going to be true. And it was for the first 90 days of the year. And then April 2 came along and uncertainty was injected back into the market. So it’s a little slow, but there’s pent-up demand there.

We obviously were able to acquire a company in June. But when we look at acquisitions, what we’re trying to find is like looking in the mirror and seeing a resemblance of ourselves when we’re really good. We’re not always really good, but when we’re really good, we’re in niche markets and we have a leadership position. And so we’re looking for companies that are in niche markets with a leadership position that have a demonstrable sustainable competitive advantage that we can make better. We know a lot about buying steel and buying metals and buying other things. We know a lot about manufacturing, we know a lot about two-step distribution in building products. We know a lot about being close and tight with retailers and consumer. And so we hope that there are companies out there that not only we can make better, but in theory, that we’d like them to make us better as well, right?

Instead of them being a fit with our company or a fit with our culture, we’d like them to be additive to our company, like to be additive to our culture. So that’s what we’re ultimately looking for because you find companies like that and they’re high margin, right, on a path to or north of 20% EBITDA margins and they’re less asset intensive than we are today. We over time lower our asset intensity, increase our cash earnings and all of a sudden our free cash flows continue to build on themselves and we can reinvest those free cash flows into companies with similar characteristics. And we think if we’re able to do that, then we’ll be pretty pleased.

<<Brian McNamara, Analyst, Canaccord Genuity>>

So what did you like about the Elgen acquisition that you guys announced in June and it gives you more exposure to HVAC?

<<Joseph B. Hayek, President and Chief Executive Officer>>

Yeah. Elgen was a natural extension for us in the building product space. They serve the HVAC componentry space with metal products. It’s elbows, fittings and strut that go around HVAC ductwork. So what we saw in them is, they serve an attractive market. It’s primarily commercial

HVAC and a lot of its repair and remodel business. As we got to know the team there, we thought highly of them and the culture that they built.

And then, as we got to know the manufacturing process, a lot of it is roll forming steel and stamping out products, which we know very well across our portfolio and our expertise really lends itself well to that. So, very excited about that business. It’s early days obviously and we’re focused on integrating that with our teams and we’ll look to create some value with them over time here.

<<Brian McNamara, Analyst, Canaccord Genuity>>

Remind us what your margin ambition is for targets, like what potential do you look for in M&A targets?

<<Colin Souza, Vice President & Chief Financial Officer>>

Yeah. For M&A, we’d like to see a 20% EBITDA margin or a path to that over time. And then just as important, as Joe mentioned, it’s capital intensive, right? So lower capital intensity than the rest of the portfolio we have.

<<Brian McNamara, Analyst, Canaccord Genuity>>

Got it. And then, Colin, what is the earnings power of this business as a whole?

<<Joseph B. Hayek, President and Chief Executive Officer>>

Yeah. I see, that’s a great question.

<<Colin Souza, Vice President & Chief Financial Officer>>

Yeah. That is a good question, Brian.

<<Joseph B. Hayek, President and Chief Executive Officer>>

Glad he asked you.

<<Colin Souza, Vice President & Chief Financial Officer>>

So we ended fiscal year 2025, May 31st, this past May 31st, our fiscal year 2025, $1.2 billion in revenue, $263 million EBITDA, just under 23% EBITDA margins. And we put out some long-term targets of 6% to 8% growth, which we talked about, and then 24% EBITDA margins over time. So we’re really focused within that, our gross margins we want to get to north of 30% from a gross margin standpoint and get our SG&A as a percent of sales at or less than 20% of sales.

And on top of that from a leverage standpoint we have very low leverage, ample liquidity to really unlock and deploy capital to our growth initiatives. Some of that’s going be M&A, some of it’s going to be some organic growth opportunity. And then we play in what we believe are niche areas of attractive markets. So lot of its non-res construction activity, repair and remodel, home improvement or DIY. And as we get potential interest rate relief and spur some construction activity, we feel like we’re very well positioned to grow and deploy capital and enable more growth there.

<<Brian McNamara, Analyst, Canaccord Genuity>>

Great. And then the final question we’re asking all of our companies that are exposed to consumer, like I guess, how healthy is the consumer today versus this time last year when you were at this conference? And how do you see consumer spending shaping up as we head into the back half of this year and then into 2026?

<<Joseph B. Hayek, President and Chief Executive Officer>>

I think it’s not that different than it was a year ago. I was actually going back and looking through some of our – some thoughts and musings at this time last year. And the consumer is definitely stretched. The consumer has definitely borne the brunt of inflation whether it was caused by tariffs or whether it was caused by any number of things. And people aren’t being laid off, but people aren’t growing at a rapid clip either from a hiring perspective.

And so, it’s this little bit of kind of push pull and the consumer is as a consequence, is cautious. At the same time, the consumer isn’t running away and hiding. And so when we think about consumer generally, we want a healthy consumer. We want a consumer that feels good about their futures and is willing to go out and participate in things that make them live more rich and fulfilled lives. Our products oftentimes can be almost seen as a little bit of a trade down.

If you don’t think you should get on a plane and fly somewhere and go to a hotel and see a concert and instead you want to go on a camping trip or spend more time outside or do DIY project, you might actually end up buying more of our products than you would otherwise. But generally speaking, I think the watchword is cautious. And I think the next six to 12 months will tell the tale.

Colin’s right, if we could get lower interest rates without a hard landing in a recession, that would be wonderful.

<<Brian McNamara, Analyst, Canaccord Genuity>>

Great. We’re out of time. I guess we’ll leave it there. Thanks so much guys.

<<Joseph B. Hayek, President and Chief Executive Officer>>

You bet.

<<Brian McNamara, Analyst, Canaccord Genuity>>

Appreciate it.

<<Colin Souza, Vice President & Chief Financial Officer>>

Thanks, Brian.